Exhibit 99.1

LIST OF NAMES AND ADDRESSES OF THE UNDERWRITERS OF THE
PROVINCE’S 4.45% GLOBAL DEBENTURES
SERIES FD DUE APRIL 12, 2010

CIBC World Markets Corp.
300 Madison Avenue, 5th Floor
New York, NY 10017

Citigroup Global Markets Inc.
390 Greenwich Street
New York, NY 10013

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center — North Tower
250 Vessey Street
New York, NY 10080

National Bank Financial Inc.
65 East 55th Street, 31st Floor
New York, NY 10022

RBC Capital Markets Corporation
One Liberty Plaza
165 Broadway, 2nd Floor
New York, NY 10006

TD Securities (USA) LLC
31 West 52nd Street
New York, NY 10019

Scotia Capital (USA) Inc.
One Liberty Plaza
165 Broadway, 25th Floor
New York, NY 10006

Bank of Montreal
One First Canadian Place, 3rd Floor Podium
Toronto, Ontario M5X 1H3

Casgrain & Company (USA) Limited
1200 McGill College Avenue
Montreal, Quebec H3B 4G7

WestLB AG
1211 Avenue of the Americas
New York, NY 10036